Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
First Quarter 2025 Financial Results
Net Increase in Net Assets Resulting from Operations of $0.32 per Share for the First Quarter
Declares Second Quarter 2025 Distribution of $0.30 per Share
Menlo Park, Calif., May 7, 2025 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), a leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the first quarter ended March 31, 2025 and the declaration by its Board of Directors of its second quarter 2025 distribution of $0.30 per share.
First Quarter 2025 Highlights
▪Signed $315.4 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”), and TPVG closed $76.5 million of new debt commitments;
▪Funded $27.7 million in debt investments to five portfolio companies with a 13.3% weighted average annualized yield at origination;
▪Achieved a 14.4% weighted average annualized portfolio yield on debt investments for the quarter1;
▪Realized gain of $2.3 million from the secondary sale of equity shares in Revolut Ltd; remaining warrant and equity shares with a fair value of $34.4 million as of March 31, 2025;
▪Earned net investment income of $10.7 million, or $0.27 per share;
▪Net increase in net assets resulting from operations of $12.7 million, or $0.32 per share;
▪Realized a 12.5% return on average equity, based on net investment income during the quarter;
▪Four debt portfolio companies raised an aggregate $136.5 million of capital in private financings during the quarter;
▪Debt investment portfolio weighted average investment ranking of 2.12 as of quarter’s end;
▪Net asset value of $347.0 million, or $8.62 per share, as of March 31, 2025 compared to $345.7 million, or $8.61 per share, as of December 31, 2024;
▪Total liquidity of $336.7 million and total unfunded commitments of $116.8 million;
▪Ended the quarter with a 1.10x gross leverage ratio;
▪Issued $50 million of private senior unsecured investment grade notes due February 2028 (the “2028 Notes”);
▪Repaid $70 million of private senior unsecured investment grade notes due March 2025;
▪Declared a second quarter distribution of $0.30 per share, payable on June 30, 2025; bringing total declared distributions to $16.65 per share since the Company’s initial public offering;
▪Estimated undistributed taxable earnings from net investment income (or “spillover income”) of $42.5 million, or $1.06 per share, as of March 31, 2025; and
▪Subsequent to quarter end, DBRS, Inc. reaffirmed TPVG’s investment grade rating, with a BBB (low) Long-Term Issuer rating, with a stable trend outlook.
“We continue to capitalize on attractive lending opportunities with high-quality venture growth stage companies, as we stay on our course of portfolio scale and sector rotation,” said Jim Labe, chairman and chief executive officer of TPVG. “We are seeing strong demand from companies in the sectors that we are focused on, such as AI and enterprise software, and are pleased that signed term sheet sheets at TPC and closed debt commitments at TPVG remain at multi-year highs.”
“We continue to position TPVG to take advantage of our strong liquidity and financial flexibility to grow the portfolio in a selective and disciplined manner that is mindful of the market environment,” said Sajal Srivastava, president and chief investment officer of the Company. “We are also pleased to continue to see strong demand for debt financing from venture growth stage companies as demonstrated by our fundings to date in Q2.”

1 Please see the last table in this press release, titled "Weighted Average Portfolio Yield on Debt Investments," for more information on the calculation of the weighted average annualized portfolio yield on debt investments.

PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended March 31, 2025, the Company entered into $ 76.5 million of new debt commitments with five portfolio companies, funded debt investments totaling $27.7 million to five portfolio companies and acquired warrants in seven portfolio companies with a cost basis of $0.8 million. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 13.3% at origination. During the quarter, the Company received $17.0 million of principal prepayments, $0.8 million of early repayments and $9.9 million of scheduled principal amortization. The weighted average annualized portfolio yield on debt investments for the first quarter was 14.4%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the first quarter was 12.5% based on net investment income. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of March 31, 2025, the Company held debt investments in 44 portfolio companies, warrants in 102 portfolio companies and equity investments in 48 portfolio companies. The total cost and fair value of these investments were $719.8 million and $682.0 million, respectively.
The following table shows the total portfolio investment activity for the three months ended March 31, 2025 and 2024:

	For the Three Months Ended March 31,
(in thousands)	2025	2024
Beginning portfolio at fair value	$676,249	$802,145
New debt investments, net(a)	27,327	13,155
Scheduled principal amortization	(9,881)	(6,812)
Principal prepayments and early repayments	(17,782)	(30,842)
Net amortization and accretion of premiums and discounts and end-of-term payments	1,466	405
Payment-in-kind coupon	3,756	3,787
New warrant investments	762	165
New equity investments	448	396
Proceeds from dispositions of investments	(2,308)	(1,106)
Net realized gains (losses) on investments	2,278	(8,951)
Net change in unrealized gains (losses) on investments	(303)	1,263
Ending portfolio at fair value	$682,012	$773,605
_____________
(a) Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended March 31, 2025, TPC entered into $315.4 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with the allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of March 31, 2025, the Company’s unfunded commitments totaled $116.8 million, of which $19.1 million was dependent upon portfolio companies reaching certain milestones. Of the $116.8 million of unfunded commitments, $43.3 million will expire during 2025, $51.1 million will expire during 2026, and $22.5 million will expire during 2027, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.
RESULTS OF OPERATIONS
Total investment and other income was $22.5 million for the first quarter of 2025, representing a weighted average annualized portfolio yield of 14.4% on debt investments, as compared to $29.3 million and 15.4% for the first quarter of 2024. The decrease in total investment and other income was primarily due to a lower weighted average principal amount outstanding on our income-bearing debt investment portfolio and lower investment yields due in part to decreases in the Prime rate.

Operating expenses for the first quarter of 2025 were $11.7 million as compared to $13.8 million for the first quarter of 2024. Operating expenses for the first quarter of 2025 consisted of $6.4 million of interest expense and amortization of fees, $3.3 million of base management fees, $0.6 million of Administration Agreement expenses and $1.4 million of general and administrative expenses, which includes a $0.4 million accrual for excise taxes. Operating expenses for the first quarter of 2024 consisted of $7.0 million of interest expense and amortization of fees, $4.3 million of base management fees, $0.6 million of Administration Agreement expenses and $1.8 million of general and administrative expenses, which includes a $0.4 million accrual for excise taxes. Due to the total return requirement under the income component of our incentive fee structure, there were no income incentive fees during the first quarter of 2025 and 2024.
For the first quarter of 2025, the Company recorded net investment income of $10.7 million, or $0.27 per share, as compared to $15.5 million, or $0.41 per share, for the first quarter of 2024. The decrease in net investment income between periods was driven primarily by lower total investment and other income.
During the first quarter of 2025, the Company recognized net realized gains on investments of $2.3 million, resulting primarily from the partial sale of equity in one portfolio company. During the first quarter of 2024, the Company recognized net realized losses on investments of $8.8 million.
Net change in unrealized losses on investments for the first quarter of 2025 was $0.3 million, consisting of $2.5 million of net unrealized losses from the reversal of previously recorded unrealized gains on investments realized during the period and $1.6 million on the debt investment portfolio resulting from fair value adjustments, offset by $2.6 million of net unrealized gains from foreign currency adjustments and $1.2 million of net unrealized gains on the existing warrant and equity portfolio resulting from fair value adjustments. Net change in unrealized gains on investments for the first quarter of 2024 was $1.3 million.
The Company’s net increase in net assets resulting from operations for the first quarter of 2025 was $12.7 million, or $0.32 per share, as compared to a net increase in net assets resulting from operations of $8.0 million, or $0.21 per share, for the first quarter of 2024.
CREDIT QUALITY
The Adviser maintains a credit watch list with portfolio companies placed into one of five credit risk categories, with Clear, or 1, being the best rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of March 31, 2025, the weighted average investment ranking of the Company’s debt investment portfolio was 2.12, as compared to 2.17 at the end of the prior quarter. During the quarter ended March 31, 2025, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $34.8 million was upgraded from Yellow (3) to White (2).
The following table shows the credit categories for the Company’s debt investments at fair value as of March 31, 2025 and December 31, 2024:

	March 31, 2025			December 31, 2024
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$50,624	8.9%	3	$51,986	9.3%	3
White (2)	428,404	75.8	32	392,237	70.0	31
Yellow (3)	54,964	9.7	3	84,847	15.1	4
Orange (4)	31,365	5.5	5	30,979	5.5	5
Red (5)	56	0.1	1	56	0.1	1
	$565,413	100.0%	44	$560,105	100.0%	44
NET ASSET VALUE
As of March 31, 2025, the Company’s net assets were $347.0 million, or $8.62 per share, as compared to $345.7 million, or $8.61 per share, as of December 31, 2024.
LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2025, the Company had total liquidity of $336.7 million, consisting of cash, cash equivalents and restricted cash of $41.7 million and available capacity under its Revolving Credit Facility of $295.0 million. On February 12, 2025, the Company completed a private offering of $50.0 million in aggregate principal amount of the 2028 Notes. As of March 31, 2025, the Company held $0.5 million of stock and warrant positions in publicly traded companies. The Company ended the quarter with a 1.10x gross leverage ratio and a 1940 Act asset coverage ratio of 191%.

DISTRIBUTION
On April 30, 2025, the Company’s board of directors declared a regular quarterly distribution of $0.30 per share for the second quarter, payable on June 30, 2025 to stockholders of record as of June 16, 2025. As of March 31, 2025, the Company had estimated spillover income of $42.5 million, or $1.06 per share.
RECENT DEVELOPMENTS
Since March 31, 2025 and through May 6, 2025:
▪TPC’s direct originations platform entered into $92.7 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $82.0 million of additional debt commitments; and
▪The Company funded $50.2 million in new investments.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, May 7, 2025, to discuss its financial results for the quarter ended March 31, 2025. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through June 7, 2025, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 5263958. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments primarily to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, investment activity, financial condition or results of operations and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, investment activity, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	March 31, 2025	December 31, 2024
Assets	(unaudited)
Investments at fair value (amortized cost of $719,798 and $713,732, respectively)	$682,012	$676,249
Cash and cash equivalents	34,672	45,899
Restricted cash	7,038	32,828
Deferred credit facility costs	3,500	3,904
Prepaid expenses and other assets	7,615	4,160
Total assets	$734,837	$763,040

Liabilities
Revolving Credit Facility	$5,000	$5,000
2025 Notes, net	—	69,948
2026 Notes, net	199,594	199,483
2027 Notes, net	124,466	124,396
2028 Notes, net	49,328	—
Base management fee payable	3,326	3,408
Other accrued expenses and liabilities	6,155	15,118
Total liabilities	$387,869	$417,353

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	402	401
Paid-in capital in excess of par value	514,351	513,719
Total distributable earnings (loss)	(167,785)	(168,433)
Total net assets	$346,968	$345,687
Total liabilities and net assets	$734,837	$763,040

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	40,233	40,137
Net asset value per share	$8.62	$8.61

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2025	2024
	(unaudited)	(unaudited)
Investment income
Interest income from investments	$21,585	$28,527
Other income	869	746
Total investment and other income	$22,454	$29,273

Operating expenses
Base management fee	$3,326	$4,302
Income incentive fee	—	—
Interest expense and amortization of fees	6,372	7,011
Administration agreement expenses	602	611
General and administrative expenses	1,416	1,826
Total operating expenses	$11,716	$13,750

Net investment income	$10,738	$15,523

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$2,254	$(8,807)
Net change in unrealized gains (losses) on investments	(303)	1,263
Net realized and unrealized gains/(losses)	$1,951	$(7,544)

Net increase (decrease) in net assets resulting from operations	$12,689	$7,979

Per share information (basic and diluted)
Net investment income per share	$0.27	$0.41
Net increase (decrease) in net assets per share	$0.32	$0.21
Weighted average shares of common stock outstanding	40,138	37,649

Regular distributions declared per share	$0.30	$0.40

Weighted Average Portfolio Yield
on Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended March 31,
	2025	2024
Weighted average portfolio yield on debt investments(2)	14.4%	15.4%
Coupon income	11.6%	12.2%
Accretion of discount	1.2%	0.9%
Accretion of end-of-term payments	1.3%	1.6%
Impact of prepayments during the period	0.3%	0.7%
_____________
(1)Weighted average portfolio yields on debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The calculation of weighted average portfolio yields on debt investments excludes any non-income producing debt investments, but includes debt investments on non-accrual status. The weighted average yields reported for these periods are annualized and reflect the weighted average yields to maturities.
(2)The weighted average portfolio yields on debt investments reflected above do not represent actual investment returns to the Company’s stockholders.